As filed with the Securities and Exchange Commission on February 14, 2008.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Genitope Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, CA 94555
(510) 284-3000
(Address of Principal Executive Offices)

2003 Equity Incentive Plan
2003 Non-Employee Directors’ Stock Option Plan
2003 Employee Stock Purchase Plan
(Full title of the plans)

Dan W. Denney, Jr., Ph.D.
Chairman and Chief Executive Officer
Genitope Corporation
6900 Dumbarton Circle
Fremont, CA 94555
(510) 284-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Suzanne Sawochka Hooper, Esq.
Cooley Godward Kronish llp
5 Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
      ☐ Large accelerated filer               ☑ Accelerated filer                         ☐ Non-accelerated filer                         ☐ Smaller reporting company
                                        (Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate Offering	Registration
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee
Stock Options and Common Stock (par value $.001 per share)	2,369,001 shares	$0.80	$1,895,200.80	$74.48

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2003 Equity Incentive Plan, the 2003 Non-Employee Directors’ Stock Option Plan and the 2003 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant’s common stock on February 12, 2008 as reported on the Nasdaq Global Market. The following chart illustrates the calculation of the registration fee:

	Number of	Offering Price	Aggregate
Securities	Shares	per Share	Offering Price

Common stock reserved for future grant under the 2003 Equity Incentive Plan	2,138,001	$0.80	$1,710,400.80

Common stock reserved for future grant under the 2003 Non-Employee Directors’ Stock Option Plan	65,000	$0.80	$52,000.00

Common stock available for issuance under the 2003 Employee Stock Purchase Plan	166,000	$0.80	$132,800.00

Total	2,369,001	$0.80	$1,895,200.80

Registration Fee			$74.48

EXPLANATORY NOTE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 2,138,001 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Equity Incentive Plan; (ii) 65,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Non-Employee Directors’ Stock Option Plan and (iii) 166,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2003 Employee Stock Purchase Plan.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The contents of the Registrant’s Registration Statements on Form S-8, relating to the 2003 Equity Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan and 2003 Employee Stock Purchase Plan, previously filed with the Securities and Exchange Commission on November 14, 2003 (File No. 333-110517), March 30, 2004 (File No. 333-114020), April 18, 2005 (File No. 333-124136), May 12, 2006 (File No. 333-134097) and March 26, 2007 (File No. 333-141583), are incorporated herein by reference and made a part hereof.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1*	Specimen Common Stock Certificate
4.2*	Series F Warrant, dated August 29, 2003, between the Registrant and Stanford C. Finney
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement
99.1*	2003 Equity Incentive Plan, and related documents
99.2*	2003 Non-Employee Directors’ Stock Option Plan, and related documents
99.3*	2003 Employee Stock Purchase Plan, and related documents

*	Filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 14, 2008.

GENITOPE CORPORATION
By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Denney, Jr., Laura Randall Woodhead and John M. Vuko, and each and any one of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dan W. Denney, Jr. Dan W. Denney, Jr.	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2008
/s/ John M. Vuko John M. Vuko	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2008
/s/ Gordon D. Denney Gordon D. Denney	Director	February 14, 2008
/s/ Gregory Ennis Gregory Ennis	Director	February 14, 2008
/s/ William A. Hasler William A. Hasler	Director	February 14, 2008
/s/ R. Kent McGaughy R. Kent McGaughy	Director	February 14, 2008

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1*	Specimen Common Stock Certificate
4.2*	Series F Warrant, dated August 29, 2003, between the Registrant and Stanford C. Finney
5.1	Opinion of Cooley Godward Kronish llp
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature page to this Registration Statement
99.1*	2003 Equity Incentive Plan, and related documents
99.2*	2003 Non-Employee Directors’ Stock Option Plan, and related documents
99.3*	2003 Employee Stock Purchase Plan, and related documents

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (No. 333-107719), as amended through the date hereof, and incorporated herein by reference.